                                                                    Exhibit 99.1

                             [TOWN & COUNTRY LOGO]

FOR IMMEDIATE RELEASE:

THE TOWN AND COUNTRY TRUST REPORTS THIRD QUARTER 2003 RESULTS

BALTIMORE, MD, NOVEMBER 6, 2003 -- The Town and Country Trust (NYSE:TCT), a multifamily real estate investment trust, today reported results for the third quarter and nine months ended September 30, 2003.

For the third quarter, the Company reported net income of $40.1 million, or $2.52 per diluted share compared to $4.4 million, or $0.27 per diluted share, for the third quarter of last year. Net income for the first nine months of 2003 increased to $46.6 million, or $2.88 per diluted share, versus $13.2 million, or $0.81 per share for the first nine months of last year. Net income for both the three and nine month periods ended September 30, 2003 includes a $41.4 million gain before minority interest on the sale of three apartment communities during the third quarter.

For the quarter ended September 30, 2003, Funds From Operations ("FFO") was $9.0 million, or $0.49 per share, a decrease of 12.5% per share in comparison to FFO of $10.5 million, or $0.56 per share, for the third quarter a year ago. FFO for the first nine months of 2003 was $28.3 million, or $1.52 per share, compared to $31.2 million, or $1.67 per share, for the first nine months of last year, a decrease of 8.9% per share. On a sequential quarterly basis FFO declined by $513,000 from $9.6 million for the second quarter of this year, corresponding to a $0.02, or 3.5% per share decrease. FFO is a widely used supplemental measure of operating performance within the real estate investment trust industry. The Company computes FFO in a manner consistent with the definition adopted by NAREIT (The National Association of Real Estate Investment Trusts) and considers FFO to be its primary supplemental measure of operating performance. A reconciliation of FFO to net income before minority interest is included in the accompanying Financial Highlights table.

At September 30, 2003, two apartment communities were under contract for sale and classified in the Company's balance sheet as "Real estate held for disposition". Results from these properties as well as results from three properties sold during the third quarter, are reflected in the caption "Income from discontinued operations" in the accompanying financial highlights. Results for the remainder of the Company's portfolio are classified as results from continuing operations and consist of i) same store results which reflect apartment communities held throughout both the 2003 and 2002 reporting periods, and ii) results from new acquisitions.

Same Store Results
In the third quarter comparison, 12,912 apartments in 37 communities were classified as "same store". For the third quarter, same store rental revenues grew by 1.5% reflecting rental rate increases, after concessions, of 1.3%, and a 10 basis point decline in occupancy to 94.2%. On a sequential quarterly basis, same store occupancy improved 120 basis points from the second quarter 2003. During the third quarter same store operating expenses grew by 4.8% with the result that same store net operating income ("NOI") declined by $120,000, or 0.7%. During the third quarter, the Company experienced increased payroll related expenses, higher real estate taxes in certain markets, increased grounds maintenance, principally landscaping, and increased utility expense, principally natural gas. The increase in quarterly operating expenses was moderated by a 14.7% reduction in insurance expense resulting from the July 1 renewal of the Company's property and


                           THE TOWN AND COUNTRY TRUST
        100 South Charles Street, Suite 1700 - Baltimore, Maryland 21201
                        410-539-7600 - fax 410-547-0789
                                www.tctrust.com
casualty insurance program. Same store property results were adversely affected in the third quarter by operations in Charlotte (two apartment communities with 580 apartments) where rental rates declined by 4.5% and occupancy declined by 220 basis points to 86.5% compared to the third quarter last year.

Portfolio Repositioning
During the third quarter, the Company continued its capital recycling program as three Baltimore apartment communities (1,449 apartments) with an average age of 37 years were sold. The sale completed a tax-deferred exchange for two apartment communities (405 apartments) in Pikesville, Maryland acquired in April, 2003. The acquired communities were built in 1999 and 2000. At the end of September, 2003, the Company also acquired a three year old apartment community in Herndon, Virginia (328 apartments) as the first part of a tax deferred exchange for two Baltimore apartment communities (876 apartments), sold in early November, 2003, with an average age of 34 years.

During the third quarter of 2003, the three acquisition communities experienced occupancy of 92.4% and contributed rental revenues of $1,577,000, rental expense of $746,000 and net operating income of $831,000.

Interest Expense
Convertible Senior Notes - During the quarter, the Company sold an aggregate $74.75 million of 5.375% Convertible Senior Notes due 2023. Interest expense relating to the Notes was $536,000 during the current quarter. Other interest expense increased to $7.3 million versus $6.8 million for the third quarter last year. This increase reflects an increase in the average amount of mortgage debt on continuing operations during the quarter to $496.4 million versus $434.4 million during the third quarter last year, primarily as a result of borrowings incurred in connection with the 2003 acquisitions together with the funding of the Company's ongoing property redevelopment/improvement program. During the third quarter the weighted average interest rate on the average amount of mortgage debt outstanding was 5.7% compared to 6.1% for the third quarter last year. Interest expense as reported in the accompanying Financial Highlights excludes amounts classified as discontinued operations.

Additional information regarding the Company's financial position and results, including selected market operating data, appear in the accompanying table.

The Town and Country Trust is a multifamily real estate investment trust that now owns and operates 40 apartment communities with 13,645 apartment homes in the Mid-Atlantic and Southeast.

Additional information regarding The Town and Country Trust can be found on the Trust's web site at www.tetrust.com

With the exception of historical information, the matters herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Securities Litigation Reform Act of 1995. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied. Examples of such factors that could result in such differences include but are not limited to: interest rate fluctuations; competition for tenants; changes in the Trust's capacity to acquire additional apartment properties and any changes in the Trust's financial condition or operating results due to an acquisition of additional apartment properties; local economic and business conditions, including without limitation, conditions which may affect public securities markets generally, the real estate investment trust industry, or the markets in which the Trust's apartment properties are located, and other factors referred to in the Trust's periodic and other reports filed with the Securities and Exchange Commission.


FOR FURTHER DETAILS CONTACT
THE TOWN AND COUNTRY TRUST:

James Dolphin                Alan W. Lasker                 FRB/WEBER SHANDWICK
Executive Vice President     Sr. Vice President and CFO     Joseph Calabrese
The Town and Country Trust   The Town and Country Trust     (Investor Inquiries)
(410) 539-7600               (212) 407-2151                 (212) 445-8434


                             - Tables Follow -

                           THE TOWN AND COUNTRY TRUST

                              FINANCIAL HIGHLIGHTS

                (IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED)

                                                                   Three Months                          Nine Months
                                                                Ended September 30,                  Ended September 30,
                                                        -----------------------------------     ----------------------------
                                                            2003           2002      Change       2003        2002    Change
                                                        -----------------------------------     ----------------------------
Revenues:
 Gross rental income                                      $31,738       $29,659        7.0%     $92,548     $88,233     4.9%
 Less: Vacancy and credit loss                              2,032         1,909        6.4%       6,819       6,410     6.4%
                                                          ---------------------                 -------------------
 Net rental income                                         29,706        27,750        7.0%      85,729      81 823     4.8%
 Other rental revenue                                       1,363         1,292        5.5%       3,979       3,714     7.1%
                                                          ---------------------                 -------------------
  Total rental revenues                                    31,069        29,042        7.0%      89,708      85,537     4.9%
Operating expenses:
 Real estate taxes and insurance                            3,294         3,078        7.0%       9,687       8,405    15.3%
 Utilities                                                  1,677         1,543        8.7%       5,646       5,004    12.8%
 Repairs and maintenance                                    4,236         3,698       14.5%      11,662      10,304    13.2%
 Marketing and advertising                                  1,110         1,051        5.6%       3,240       3,218     0.7%
 Other                                                      2,849         2,480       14.9%       8,278       7,705     7.4%
                                                          ---------------------                 -------------------
  Total operating expenses                                 13,166        11,850       11.1%      38,513      34,636    11.2%
                                                          ---------------------                 -------------------
   Net operating income (NOI) (c)                          17,903        17,192        4.1%      51,195      50,901     0.6%
Real estate depreciation and amortization                   5,549         4,672       18.8%      15,867      14,197    11.8%
Interest expense                                            7,801         6,768       15.3%      21,939      20,045     9.4%
General and administrative expenses                         1,457         1,381        5.5%       4,194       3,934     6.6%
Other depreciation and amortization                           174           164        6.1%         528         508     3.9%
                                                          ---------------------                 -------------------
  Income before discontinued operations and minority
   interests                                                2,922         4,207                   8,667      12,217
                                                          ---------------------                 -------------------
Income from discontinued operations before gains on
 sales of properties                                          373         1,090                   3,202       3,235
Gain on sales of properties                                41,363           -                    41 363         -
                                                          ---------------------                 -------------------
 Income from discontinued operations                       41,736         1,090                  44,565       3,235
                                                          ---------------------                 -------------------
  Income before minority interests (a)                     44,658         5,297      743.1%      53,232      15,452   244.5%
Income allocated to minority interests                      6,092           708                   7,238       2,075
Minority interests distributions (less than) in excess
of earnings (b)                                            (1,551)          201                    (576)        201
                                                          ---------------------                 -------------------
   Net income                                             $40,117        $4,388      814.2%     $46,570     $13,176   253.4%
                                                          =====================                 ===================
BASIC EARNINGS PER SHARE:
 Income from continuing operations per common share         $0.26         $0.21                   $0.51       $0.65
 Income from discontinued operations per common share        2.31          0.06                   $2.43       $0.18
                                                          ---------------------                 -------------------
 Net income per common share                                $2.57         $0.27      837.7%       $2.94       $0.83   255.5%
                                                          =====================                 ===================
DILUTED EARNINGS PER SHARE:
 Income from continuing operations per common share         $0.26         $0.21                   $0.50       $0.64
 Income from discontinued operations per common share        2.26          0.06                    2.38       $0.17
                                                          ---------------------                 -------------------
 Net income per common share                                $2.52         $0.27      830.8%       $2.88       $0.81   254.7%
                                                          =====================                 ===================
Weighted average common shares outstanding-basic           15,614        15,976                  15,864      15,955
Dilutive effect of outstanding options and restricted
shares                                                        319           242                     281         248
                                                          ---------------------                 -------------------
Weighted average common shares outstanding-diluted         15,933        16,218                  16,145      16,203
                                                          =====================                 ===================
Dividends declared per common share                         $0.43         $0.43                   $1.29       $1.29

FUNDS FROM OPERATIONS (C):
 Income before minority interest                          $44,658        $5,297                 $53,232     $15,452
 Gain on involuntary conversion                              -             -                       (621)        -
 Gain on sales of properties                              (41,363)         -                    (41,363)        -
 Real estate depreciation (d)                               5,746         5,182                  17,040      15,704
                                                          ---------------------                 -------------------
  Funds from operations                                    $9,041       $10,479      -13.7%     $28,288     $31,156    -9.2%
                                                          =====================                 ===================
FUNDS FROM OPERATIONS PER SHARE:
 Basic                                                      $0.50         $0.57                   $1.54       $1.69
 Diluted                                                    $0.49         $0.56      -12.5%       $1.52       $1.67    -8.9%



(a) Minority interests represent certain limited partnership interests, equivalent to 2,467,000 shares.

(b) In 2002, represents additional allocation of income required under generally accepted accounting principles necessary to keep the minority interest balance as reported in the Company's Balance Sheet from falling below zero. In 2003, represents recapture of income which was additionally allocated during prior quarters.

(c) Funds from operations ("FFO") is computed as income (loss) before minority interest (computed in accordance with accounting principles generally accepted in the United States) ("GAAP") excluding gains and losses from sales and involuntary conversions of operating properties, plus real estate depreciation. This computation of FFO is consistent with the current definition promulgated by the National Association of Real Estate Investment Trusts (NAREIT). The reconciliation of FFO to Income before minority interests, the most directly comparable financial measure calculated in accordance with GAAP, is included in the Financial Highlights. Management generally considers FFO to be a useful measure for reviewing the comparative operating performance of the Trust between periods or as compared to other companies, without giving effect to real estate depreciation and amortization, which assumes that the value of real estate diminishes predictably over time and which can vary among owners of similar assets based upon historical cost and useful life estimates.

          Net operating income ("NOI") is defined by the Company as total revenue less property operating expenses. Management generally considers NOI to be an appropriate supplemental measure to help understand the operating performance of the Trust's properties. NOI is a widely used measure within the real estate investment industry, including the multifamily sector. A reconciliation of NOI to Net income is included in the Financial Highlights.

          FFO and NOI should not be considered alternatives to net income as a measure of performance nor do they represent cash generated from operating activities in accordance with GAAP and, therefore, they should not be considered indicative of cash available to fund cash needs.

(d) Includes real estate depreciation on discontinued operations, which is through the date of classification as held for disposition.

                           THE TOWN AND COUNTRY TRUST
                        SAME STORE MARKET OPERATING DATA

                                                                                         Three Months
                                                                Three Months                Ended            Nine Months
                                                              Ended September 30,          June 30,       Ended September 30,
                                                       --------------------------------- ------------ ----------------------------
                                                         2003           2002      Change     2003       2003       2002     Change
                                                       ---------------------------------   ---------  ----------------------------
PROPERTY OPERATING INCOME ($000's)
Rental revenue                                         $ 29,492       $ 29,042      1.5%   $ 28,825   $ 87,080   $ 85,537      1.8%
Operating expenses                                       12,420         11,850      4.8%     12,716     37,408     34,636      8.0%
                                                       --------------------------------    --------   ----------------------------
  Same Store net operating income (NOI)                $ 17,072       $ 17,192     -0.7%   $ 16,109     49,672   $ 50,901      2.4%
                                                       ================================    ========   ============================
RECONCILIATION OF SAME STORE NOI TO CONTINUING NOI
Same Store net operating income (NOI)                  $ 17,072       $ 17,192             $ 16,109   $ 49,672   $ 50,901
2003 Acquisitions rental revenue                          1,577           --                  1,051      2,628        --
2003 Acquisitions operating expenses                       (746)          --                   (359)    (1,105)       --
                                                       -----------------------             --------   -------------------
 Net operating income (NOI)                            $ 17,903       $ 17,192             $ 16,801   $ 51,195   $ 50,901
                                                       =======================             ========   ===================
RENTAL REVENUE ($OOO's)
Baltimore                                              $  9,888       $  9,493      4.2%   $  9,602   $ 28,952   $ 27,873      3.9%
Metropolitan Washington, DC
 Northern Virginia                                        5,487          5,521     -0.6%      5,374     16,205     16,106      0.6%
 Maryland Suburbs                                         3,275          3,143      4.2%      3,127      9,556      9,173      4.2%
Pennsylvania                                              3,936          3,902      0.9%      3,852     11,599     11,425      1.5%
Orlando, Florida                                          1,928          1,916      0.6%      1,830      5,653      5,659     -0.1%
Sarasota/Bradenton, Florida                               I 621          1 624     -0.2%      1 649      4,949      4,987     -0.8%
Charlotte                                                   962          1,063     -9.5%      1,000      2,969      3,285     -9.6%
Newark, Delaware                                          1,235          1,194      3.4%      1,217      3,680      3,554      3.5%
Palm Beach Gardens, Florida                               1,160          1,186     -2.2%      1,174      3,517      3,475      1.2%
                                                       --------------------------------    --------   ----------------------------
  Total                                                $ 29,492       $ 29,042      1.5%   $ 28,825   $ 87,080   $ 85,537      1.8%
                                                       ================================    ========   ============================

AVERAGE MONTHLY RENT (NET OF CONCESSIONS)
Baltimore                                                   738            708      4.2%        727        729        698      4.4%
Metropolitan Washington, DC
 Northern Virginia                                        1,027          1,053     -2.5%      1,035      1,035      1,045     -1.0%
 Maryland Suburbs                                           906            879      3.1%        904        905        862      5.0%
Pennsylvania                                                642            635      1.1%        629        635        632      0.5%
Orlando, Florida                                            717            718     -0.1%        703        715        719     -0.6%
Sarasota/Bradenton, Florida                                 738            742     -0.5%        742        743        747     -0.5%
Charlotte                                                   682            714     -4.5%        684        685        739     -7.3%
Newark, Delaware                                            889            869      2.3%        875        878        855      2.7%
Palm Beach Gardens, Florida                                 902            895      0.8%        898        900        879      2.4%
                                                       --------------------------  -----   --------   ----------------------------
 Total                                                 $    787       $    777      1.3%   $    780   $    783   $    770      1.7%
                                                       ==========================  =====   ========   ============================

OCCUPANCY
Baltimore                                                  94.1%          94.8%    -0.7%       93.1%      93.1%      93.9%    -0.8%
Metropolitan Washington, DC
 Northern Virginia                                         96.2%          94.5%     1.7%       93.7%      94.1%      93.0%     1.1%
 Maryland Suburbs                                          94.7%          94.3%     0.4%       91.2%      92.8%      93.6%    -0.8%
Pennsylvania                                               95.1%          95.7%    -0.6%       94.9%      94.4%      94.2%     0.2%
Orlando, Florida                                           92.8%          93.2%    -0.4%       91.0%      91.2%      91.1%     0.1%
Sarasota/Bradenton, Florida                                92.8%          91.5%     1.3%       92.6%      93.1%      93.0%     0.1%
Charlotte                                                  86.5%          88.7%    -2.2%       88.0%      88.0%      87.5%     0.5%
Newark, Delaware                                           94.7%          93.9%     0.8%       94.6%      95.1%      94.6%     0.5%
Palm Beach Gardens, Florida                                93.0%          96.3%    -3.3%       95.2%      94.3%      95.4%    -1.1%
                                                       ---------------------------------   --------   ----------------------------
 Total                                                     94.2%          94.3%    -0.1%       93.0%      93.2%      93.3%    -0.1%
                                                       =================================   ========   ============================

                              COMMUNITY INFORMATION

                                                 COMMUNITIES
                                 ------------------------------------------------
                                     2003       2003          Held for
                                 Same Store Acquisitions     Disposition   Total
                                 ------------------------------------------------
MARKET:
Baltimore                                10          2               2      14
Metropolitan Washington, DC
 Northern Virginia                        5          1                       6
 Maryland Suburbs                         4                                  4
Pennsylvania                              7                                  7
Orlando, Florida                          3                                  3
Sarasota/Bradenton, Florida               3                                  3
Charlotte                                 2                                  2
Newark, Delaware                          2                                  2
Palm Beach Gardens, Florida               1                                  1
                            ---------------------------------------------------
    Total                                37          3               2      42
                            ==================================================

                                             APARTMENT HOMES
                             -----------------------------------------------------       % of
                                2003           2003        Held for                     Total
                             Same Store   Acquisitions   Disposition         Total     Portfolio
                             -------------------------------------------------------------------
MARKET:
Baltimore                          4,592            405          876         5,873          40.4%
Metropolitan Washington, DC
 Northern Virginia                 1,823            328                      2,151          14.8%
 Maryland Suburbs                  1,236                                     1,236           8.5%
Pennsylvania                       2,073                                     2,073          14.3%
Orlando, Florida                     930                                       930           6.4%
Sarasota/Bradenton, Florida          742                                       742           5.1%
Charlotte                            580                                       580           4.0%
Newark, Delaware                     488                                       488           3.4%
Palm Beach Gardens, Florida          448                                       448           3.1%
                               ------------------------------------------------------------------
   Total                          12,912            733          876        14,521         100.0%
                               ==================================================================

                           THE TOWN AND COUNTRY TRUST
                             SUMMARY BALANCE SHEETS
                            (IN THOUSANDS, UNAUDITED)

                                                         September 30,             December 31,
                                                             2003                    2002
                                                         ------------------------------------
ASSETS:
Real estate, at cost                                      $848,815                $713,245
Accumulated depreciation                                  (276,996)               (261,221)
                                                         ------------------------------------
Net real estate assets                                     571,819                 452,024
Real estate and other assets held for disposition           12,892                  36,741
Other assets                                                22,766                  15,019
                                                         ------------------------------------
Total Assets                                              $607,477                $503,784
                                                         ====================================


LIABILITIES AND SHAREHOLDERS EQUITY (DEFICIT):
Mortgage debt                                             $478,977                $445,478
5.375% Convertible Senior Notes due 2023                    74,750                     -
Mortgage debt and other liabilities held for
disposition                                                 21 399                  47,607
Other liabilities                                           17,886                  12,309
Minority interest                                            3,480                    -
Shareholders' equity (deficit)                              10,985                  (1,610)
                                                         ------------------------------------
Total liabilities and shareholders' equity (deficit)      $607,477                $503,784
                                                         ====================================

                                 CAPITALIZATION
                               SEPTEMBER 30, 2003
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                % of
                                                                  % of           Total              Interest
Debt                                                Amount        Debt        Capitalization          Rate       Maturity
                                                    -----------------------------------------------------------------------
Secured Fixed Rate:
-------------------
 Fannie Mae (a) (b)                                 $325,210     58.7%                              6.63%       April, 2008
 Freddie Mac                                          33,175      6.0%                              6.81%       April, 2009
 Freddie Mac                                          17,720      3.2%                              7.85%       Nov., 2009
 Freddie Mac                                          25,058      4.5%                              4.15%       April, 2007
                                                    ------------------------------------------------------
Total Secured Fixed Rate Debt                        401,163     72.4%               40.9%          6.55%
                                                    ------------------------------------------------------

Secured Floating Rate:
----------------------
 Fannie Mae (a) (b)                                   77,814     14.1%                              2.02%       April, 2008
                                                    ------------------------------------------------------
Total Secured Floating Rate Debt                      77,814      4.1%                7.9%          2.02%
                                                    ------------------------------------------------------
Total Mortgage debt                                  478,977     86.5%               48.8%          5.79%
                                                    ------------------------------------------------------

Unsecured:
----------
 5.375% Convertible Senior Notes due 2023             74,750     13.5%                             5.375%       Aug., 2023
                                                    --------------------------------------
 Total unsecured debt                                 74,750     13.5%                7.6%
                                                    --------------------------------------
 Total Debt                                         $553,727    100.0%               56.4%
                                                    --------------------------------------

EQUITY:
Common shares outstanding                             15,760
OP units                                               2,467
                                                    --------
Total shares and OP units outstanding                 18,227
                                                    --------
Common share price at September 30, 2003              $23.49

Total equity capitalization, at market              $428,148                         43.6%
                                                    --------                      --------
Total market capitalization (debt and equity)       $981 875                        100.0%
                                                    ========                      ========




(a) The information shown for this debt gives effect to two interest rate swap agreements in the aggregate notional amount of $40 million, which have the effect of fixing the interest rate on this amount of debt at approximately 4.57% from January 2003 to April 2007.

(b) The information shown in this debt excludes $20,900 of mortgage debt allocated to properties held for disposition.